UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2022
SERITAGE GROWTH PROPERTIES
(Exact name of Registrant as Specified in Its Charter)
Maryland (State or Other Jurisdiction of Incorporation)	001-37420 (Commission File Number)	38-3976287 (IRS Employer Identification No.)
500 Fifth Avenue, Suite 1530 New York, New York (Address of Principal Executive Offices)		10110 (Zip Code)

Registrant's Telephone Number, Including Area Code: 212 355-7800
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2022, the Board of Trustees (the “Board”) of Seritage Growth Properties (the “Company”) elected Mitchell Sabshon, Talya Nevo-Hacohen and Mark Wilsmann as trustees of the Company and as members of Class I, II and III of the Board, respectively, effective immediately.

The Company also announced that Trustees David Fawer and Thomas Steinberg have resigned from the Seritage Board, effective upon Mr. Sabshon’s, Ms. Nevo-Hacohen’s and Mr. Wilsmann’s appointments. Following these changes, the Seritage Board will comprise eight members, seven of whom are independent.

A copy of the press release, dated April 28, 2022, announcing Mr. Sabshon, Ms. Nevo-Hacohen and Mr. Wilsmann’s election as trustees of the Company, among other matters, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Mitchell Sabshon
Mr. Sabshon has served as Chief Executive Officer and President of Inland Real Estate Investment Corporation since 2013, where he leads the execution of Inland’s long-term business strategy. Mr. Sabshon is also Chief Executive Officer of Inland Real Estate Income Trust, Inc., a publicly registered, non-listed multi-tenant retail REIT since 2014, InPoint Commercial Real Estate Income, Inc., a publicly registered, non-listed commercial mortgage REIT since 2016, and MH Ventures Fund II, Inc., a privately held manufactured housing community REIT since 2021. He previously served as EVP and Chief Operating Officer of Cole Real Estate Investments from 2010 to 2013. Before that, he spent almost 10 years at Goldman, Sachs & Co. in various leadership roles, including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher & Flom LLP in New York.

Mr. Sabshon was not elected as a trustee of the Company pursuant to any arrangement or understanding with any other person. Mr. Sabshon has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Sabshon has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Sabshon qualifies as “independent” under the rules of the New York Stock Exchange.

Mr. Sabshon will serve as chairperson of the Board’s Nominating and Corporate Governance Committee and will serve on the Board’s Investment Committee. Mr. Sabshon will be compensated for serving as a trustee of the Company in the same way as the other non-employee trustees of the Company are compensated, as described in the Company’s proxy statement relating to the 2021 annual meeting of the Company’s shareholders filed with the Securities and Exchange Commission on April 9, 2021.

Talya Nevo-Hacohen
Ms. Nevo-Hacohen has served as EVP, Chief Investment Officer and Treasurer of Sabra Health Care REIT, Inc. since 2010. From September 2006 to August 2008 and from February 2009 to November 2010, Ms. Nevo-Hacohen served as an advisor to private real estate developers and operators regarding property acquisitions and dispositions, corporate capitalization, and equity and debt capital raising. Previously, Ms. Nevo-Hacohen was a Managing Director with Cerberus Real Estate Capital Management, LLC. From 2003 to 2006, Ms. Nevo-Hacohen served as Senior Vice President—Capital Markets and Treasurer for HCP, Inc., a healthcare REIT. Prior to her time with HCP, Ms. Nevo-Hacohen spent 10 years with Goldman, Sachs & Co. where she was a Vice President in the investment banking and finance, operations and administration divisions.

Ms. Nevo-Hacohen was not elected as a trustee of the Company pursuant to any arrangement or understanding with any other person. Ms. Nevo-Hacohen has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Nevo-Hacohen has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Nevo-Hacohen qualifies as “independent” under the rules of the New York Stock Exchange.

Ms. Nevo-Hacohen will serve as chairperson of the Board’s Investment Committee. Ms. Nevo-Hacohen will be compensated for serving as a trustee of the Company in the same way as the other non-employee trustees of the Company are compensated, as described in the Company’s proxy statement relating to the 2021 annual meeting of the Company’s shareholders filed with the Securities and Exchange Commission on April 9, 2021.

Mark Wilsmann
Mr. Wilsmann spent 31 years in real estate with MetLife Investment Management, including roles in asset management, acquisitions, mortgage lending, portfolio management, regional operations, and merger integration. He most recently served as Managing Director and Head of Equity Investments. He assumed this role in 2012 to help build MetLife's $32 billion direct property investment platform, investing on behalf of the MetLife General Account as well as institutional investors including public and private pension funds, sovereign wealth funds, and insurance companies, via co-mingled funds and managed accounts. He also oversaw more than $7 billion in ground up development investments in apartments, industrial, office, retail, life sciences, data centers, and hotels. Between 2003 and 2012, Wilsmann led MetLife's commercial mortgage lending business, directing product design, pricing, and origination activities and chairing the investment committee.

Mr. Wilsmann was not elected as a trustee of the Company pursuant to any arrangement or understanding with any other person. Mr. Wilsmann has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Wilsmann has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Wilsmann qualifies as “independent” under the rules of the New York Stock Exchange.

Mr. Wilsmann will serve on the Board’s Nominating and Corporate Governance Committee and on the Board’s Investment Committee. Mr. Wilsmann will be compensated for serving as a trustee of the Company in the same way as the other non-employee trustees of the Company are compensated, as described in the Company’s proxy statement relating to the 2021 annual meeting of the Company’s shareholders filed with the Securities and Exchange Commission on April 9, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 28, 2022

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES
By:	/s/ Matthew Fernand
Matthew Fernand Chief Legal Officer

Date: April 28, 2022